Exhibit 99.1

FOR IMMEDIATE RELEASE

Group 1 Automotive Launches U.S. Online Vehicle Purchasing Process

AcceleRide® Platform Accommodates New & Used Vehicle Purchases

HOUSTON, June 4, 2019 — Group 1 Automotive, Inc. (NYSE: GPI), (“Group 1” or the “Company”), an international, Fortune 500 automotive retailer, today announced the nationwide launch of AcceleRide® – the company’s new online automotive purchase platform.  AcceleRide® allows customers to transact a new or used vehicle purchase online.

With AcceleRide® the car buying experience is as simple and convenient as:

▪	Browsing an intuitive online inventory of over 38,000+ new and pre-owned vehicles;
▪	Customizing options (i.e. vehicle configuration, accessories, warranties, etc.);
▪	Selecting from various payment and financing options; and
▪	Choosing preference of vehicle delivery (i.e. at home, work, or a preferred dealership).

“During our extensive pilot program, we made a concerted effort to optimize the digital path-to-purchase to give customers more options for quick, simple, hassle-free ways to buy a vehicle with their desired preferences.  Customers may also choose a variety of financing options, evaluate their trade-in, and opt for home delivery,” said Daryl Kenningham, Group 1’s president of U.S. operations.

To maximize efficiency for our customers, AcceleRide® also integrates factory rebate and incentive offers, as well as the opportunity to complete all trade-in details online.  AcceleRide® provides customers with the convenience of uploading all required information digitally, without ever having to visit a dealership.

“We’re focused on making the complete online car buying experience convenient, interactive, and even more accessible for customers. The new AcceleRide® process is currently live at 79 dealerships and will be available at all 116 Group 1 U.S. dealerships by the end of the summer,” said Mr. Kenningham.

To find more information about AcceleRide® or purchase a car, visit: www.group1auto.com/acceleride.

About Group 1 Automotive, Inc.

Group 1 owns and operates 181 automotive dealerships, 233 franchises, and 47 collision centers in the United States, the United Kingdom and Brazil that offer 30 brands of automobiles. Through its dealerships, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.

Investors please visit www.group1corp.com, www.group1auto.com, www.group1collision.com, www.facebook.com/group1auto, and www.twitter.com/group1auto, where Group 1 discloses additional information about the Company, its business, and its results of operations.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our goals, plans, projections and guidance regarding our financial position, results of operations, market position, pending and potential future acquisitions and business strategy, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” “foresee,” “may” or “will” and similar expressions. While management believes that these forward-looking statements are

Group 1 Automotive, Inc.

reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the level of manufacturer incentives, (c) the future regulatory environment, (d) our ability to obtain an inventory of desirable new and used vehicles, (e) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (f) our cost of financing and the availability of credit for consumers, (g) our ability to complete acquisitions and dispositions and the risks associated therewith, (h) foreign exchange controls and currency fluctuations, and (i) our ability to retain key personnel. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

SOURCE: Group 1 Automotive, Inc.

Investor contacts:

Sheila M. Roth

Manager, Investor Relations

Group 1 Automotive, Inc.

713-647-5741 | sroth@group1auto.com

Media contacts:

Pete DeLongchamps

Senior Vice President, Manufacturer Relations, Financial Services and Public Affairs

Group 1 Automotive, Inc.

713-647-5770 | pdelongchamps@group1auto.com

or

Clint Woods

Pierpont Communications, Inc.

713-627-2223 | cwoods@piercom.com